Exhibit 99.1

Yunhong International Confirms Funding

to Extend Period of Time to Consummate Initial Business Combination

NEW YORK, August 17, 2021 /ACCESSWIRE/— Yunhong International (NASDAQ: ZGYH) (the "Company" or "Yunhong") today announced that an aggregate amount of $690,000 has been deposited into the Company’s trust account for its public shareholders (the “Trust Account”), representing $0.10 per public share, which enables the Company to extend the period of time it has to consummate its initial business combination by three months to November 18, 2021.

On May 14, 2021, the Company executed a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Giga Carbon Neutrality Inc. (f/k/a Giga Energy Inc.) (“GCN”), a company that plans to market both hydrogen fuel cell and advanced battery industrial and commercial transportation products to address the world's biggest energy challenges, the shareholders of GCN and the other parties identified therein, pursuant to which the Company will purchase from the shareholders of GCN all of the issued and outstanding shares and any other equity interests in or of GCN in exchange for newly issued Class A ordinary shares of the Company, subject to the terms and conditions set forth in the Share Exchange Agreement (the “Business Combination”), after which GCN will become a wholly-owned subsidiary of the Company and the Company will rename itself as Giga Carbon Neutrality Ltd.”

About Yunhong International

Yunhong International is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by consumer/lifestyle businesses that have their primary operations in Asia.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve risks and uncertainties concerning the Company’s proposed Business Combination with GCN, GCN’s expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These risks and uncertainties may cause actual results or outcomes to differ materially from those indicated by such forward looking-statements. These risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that may give rise to the termination of the Share Exchange Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, GCN or others following announcement of the Share Exchange Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Share Exchange Agreement due to the failure to obtain approval of the shareholders of the Company; (4) the inability to complete the transactions contemplated by the Share Exchange Agreement due to the failure to obtain consents and approvals of GCN’s shareholders and investors; (5) potential delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Share Exchange Agreement; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the inability to recognize the anticipated benefits of the Business Combination; (8) the ability to obtain or maintain the listing of Company’s securities on The Nasdaq Stock Market, following the Business Combination, including, but not limited to having the requisite number of shareholders; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that GCN may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission by the Company or GCN. The Company undertakes no obligation to update or revise the forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information About The Business Combination And Where To Find It

The Company intends to file with the SEC disclosure documents (the “Securities Law Disclosure Documents”) in connection with the proposed business combination and other matters and will mail relevant documents to its shareholders in connection therewith. The Company’s shareholders and other interested persons are advised to read, once available, the Securities Law Disclosure Documents and any amendments thereto. The Company’s shareholders may also obtain a copy of the Securities Law Disclosure Documents once available, as well as other documents filed with the SEC by the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Yunhong International, 4 – 19/F, 126 Zhong Bei, Wuchang District, Wuhan, China 430061. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Patrick Orlando

Yunhong international

19/f decheng center 124 zhongbei road

Wuhan-hubei f4 430000

M: +1 (305) 924-1513